SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                March 9, 2001
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                           ALL-AMERICAN SPORTPARK, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Nevada                    0-24970                88-0203976
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number



            6730 Las Vegas Boulevard South, Las Vegas, Nevada  89119
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code




                                (702) 798-7777
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM 5.  OTHER EVENTS.

     On March 9, 2001, All-American SportPark, Inc. (the "Company") completed a transaction with one of its preferred shareholders, Three Oceans Inc. ("TOI", an affiliate of Sanyo North America), whereby the Company acquired all of TOI's shares of Series A Convertible Preferred Stock for $5,000 in cash. Upon completing this transaction, the Company retired these shares. In connection with this transaction, Motoharu Iue, TOI's designee on the Board of Directors, resigned as a Director.

     Management of the Company believes that the impact of this transaction is favorable because (1) management was able to negotiate a purchase price at a significant discount to market, and (2) the purchase and retirement of the shares has an anti-dilutive result for all remaining shareholders of the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

         Exhibit 10     Stock Repurchase Agreement with Three Oceans, Inc.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ALL-AMERICAN SPORTPARK, INC.



Dated: March 14, 2001              By:/s/ Kirk Hartle
                                      Kirk Hartle, Chief Financial Officer